Exhibit 24.2

POWER OF ATTORNEY

I, Jennifer P. Talmadge, hereby constitute and appoint Allan M. Pinkerton, my true and lawful attorney-in-fact on my behalf and in my place and stead, in any and all capacities, to execute any and all Schedules 13G or 13D and any amendments thereto relating to ownership of any voting equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as required by rules and regulations promulgated under said Securities Exchange Act of 1934, and to file the same with all documents required in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do, and hereby ratifying and confirming each and every act and thing requisite and necessary to be done that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in effect until the undersigned is no longer required to file Schedules 13G or 13D with respect to the undersigned’s holdings of and transactions in securities issued by Limoneira Company, unless earlier revoked by the undersigned in a signed writing delivered to the above mentioned attorney-in-fact.

Dated: February 11, 2011	/s/ Jennifer P. Talmadge
Jennifer P. Talmadge